UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 16, 2008

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York	0-11306	13-3139843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 E. 42nd Street NY NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 907-1500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective April 16, 2008, Value Line, Inc. (the “Company”) elected Mitchell Appel as Chief Financial Officer.

    Prior to re-joining the Company, Mr. Appel, 37, was Chief Financial Officer of  XTF Asset Management from November 2007 to April 8, 2008. Mr. Appel was employed by the Company as Chief Financial Officer from September 2005 to November 2, 2007 and as Treasurer from June 2005 to September 2005.  Prior to his roles at Value Line, he was previously employed as Chief Financial Officer of Circle Trust Company from 2003 through May 2005.

    No family relationships exist between Mr. Appel and any of the Company’s Directors or other executive officers. There are no arrangements between Mr. Appel and any other person pursuant to which Mr. Appel was selected as an officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Appel has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Value Line, Inc.
Date: April 16, 2008

By:	/s/ Jean B. Buttner, Chairman & CEO
Jean B. Buttner, Chairman & CEO